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                                                                     Exhibit 4.6

               DATED               18 December                2001
               ---------------------------------------------------






                          (1) CHRISTOPHER DUNBAR LIDDLE

                               (2) HLM DESIGN, INC




                          PUT AND CALL OPTION AGREEMENT

                                [LOGO] RADCLIFFES

                             5 Great College Street
                                   Westminster
                                 London SW1P3SJ

                            Tel +44 (0) 20 7222 7040
                            Fax +44 (0) 20 7222 6208
                                     LDE 113
                               www.radcliffes.com

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                          PUT AND CALL OPTION AGREEMENT

THIS AGREEMENT is made the 18th day of December 2001

PARTIES:

(1) CHRISTOPHER DUNBAR LIDDLE of Thorn Cottage, Binton Lane, Seale, Farnham, Surrey GU10 1LG ("the Shareholder")

(2) HLM DESIGN, INC a Delaware Corporation with an office at Suite 2950, 121 West Trade Street, Charlotte, North Carolina, 28202-5399, USA ("HLM")

RECITALS:

(A) GA Design International (Holdings) Limited ("GA") is a wholly owned subsidiary of HLM.

(B) GA is purchasing the entire issued share capital of HLM Architects Ltd pursuant to the Stock Purchase Agreement.

(C) The Shareholder is one of the Sellers of the share capital of HLM Architects Ltd and is due to be issued shares in GA as part satisfaction of the purchase consideration for his shares in HLM Architects Ltd such shares being issued in such numbers and on such dates as is briefly set out in the Schedule to this Agreement and all as more particularly described in the Stock Purchase Agreement.

(D) The parties have agreed to grant each other options over such shares in GA on the basis set out in this agreement

1    Definitions and Interpretations

In this Agreement unless there is something in the subject or context which is inconsistent, the following expressions have the following meanings:

     "Completion Date/s"             Means the last working day of a period 5
                                     days commencing with a relevant Exercise
                                     Date

     "Encumbrance"                   Means any charge, lien, equity, third
                                     party right, option, right of
                                     pre-emption or any other encumbrance,
                                     priority, or security interest of
                                     whatsoever nature other than any such
                                     arising under the Articles

     "Exercise Date"                 Means the date of service of an Option
                                     Notice

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     "First Option Period"           Means the period of 5 days commencing
                                     with the First Anniversary of the Stock
                                     Purchase Agreement or if later the issue by GA of the First Option Shares

     "First Option Shares"           Means the number of shares in GA shown
                                     in the Schedule as due to be issued to
                                     The Shareholder on the First Anniversary of the Stock Purchase Agreement

     "Fourth Option Period"          Means the period of 5 days commencing
                                     with the First Anniversary of the Stock
                                     Purchase Agreement or if later the issue by GA of the First Option Shares

     "Fourth Option Shares"          Means the number of shares in GA shown
                                     in the Schedule as due to be issued to
                                     The Shareholder on the First Anniversary of the Stock Purchase Agreement

     "HLM Stock                      Means the shares in HLM's Common Stock
                                     having $.001 par value and which may be
                                     issued to the Shareholder under the
                                     provisions of this agreement

     "Option Notice"                 Means a notice exercising an Option

     "Option Period/s"               Means any or all of the First Option
                                     Period, the Second Option Period, the
                                     Third Option Period or the Fourth Option
                                     Period

     "Option Shares"                 Means any or all of the First Option
                                     Shares, the Second Option Shares, the
                                     Third Option Shares and the Fourth
                                     Option Shares as the context may require

     "Option/s"                      Means one or more of the First Option
                                     Shares the Second Option Shares the
                                     Third Option Shares or the Fourth Option
                                     Shares as the context requires

     "Second Option Period"          Means the period of 5 days commencing
                                     with the Second Anniversary of the Stock
                                     Purchase Agreement or if later the issue by GA of the Second Option Shares

     "Second Option Shares"          Means the number of shares in GA shown
                                     in the Schedule as due to be issued to
                                     the Shareholder on the Second
                                     Anniversary of the Stock Purchase
                                     Agreement

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     "Stock Purchase Agreement"      Means a Stock Purchase Agreement having
                                     even date herewith and made between
                                     inter alia the Shareholder, GA, HLM
                                     Architects Ltd and HLM.

     "Third Option Period"           Means the period of 5 days commencing
                                     with the Third Anniversary of the Stock
                                     Purchase Agreement or if later the issue by GA of the Third Option Shares

     "Third Option Shares"           Means the number of shares in GA shown
                                     in the Schedule as due to be issued to
                                     The Shareholder on the Third Anniversary of the Stock Purchase Agreement

     "Transfer Terms"                Means that the Option Shares shall be
                                     transferred by the Shareholder with full title guarantee and free from any encumbrance and together with all rights attaching thereto as at the Exercise
                                     Date or at any time thereafter

1.1 Expressions in the singular shall include the plural and vice versa and in one gender shall include all genders.

1.2 References to any statute or statutory provisions shall be construed as references to such statute or statutory provision as respectively amended or re-enacted or as their operation is modified by and any other statute or statutory provision (whether before or after the date of this Agreement) and shall include any provisions of which they are re-enactments) (whether with or without modification) which shall include subordinate legislation made under the relevant statute.

1.3 References to recitals, clauses and schedules are references to recitals and clauses of and schedules to this Agreement.

1.4  The Schedule forms part of this Agreement.

2    Options

2.1 The Shareholder hereby grants to HLM the right to require him to transfer to HLM the Option Shares shown in column 1 of the Table below in exchange for the issue by HLM to The Shareholder of the number of shares in HLM shown opposite in column 2 of the Table such rights in respect of such shares to be exercised in the periods shown opposite in column 3 of the Table.

2.2 HLM hereby grants to the Shareholder the right to require HLM to take a transfer from him

                                       3

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     of the Option Shares shown in column 1 of the Table below in exchange for the issue by HLM to The Shareholder of the number of shares in HLM shown opposite in column 2 of the Table such rights in respect of such shares to be exercised in the periods shown opposite in column 3 of the Table.

         Column 1                  Column 2                    Column 3
No.of Shares in GA to be   No.of Shares to be issued   Period during with action
       transferred                  by HLM                  to be exercised
------------------------   -------------------------   -------------------------
The First Option Shares             26,316             The First Option Period
The Second Option Shares            26,316             The Second Option Period
The Third Option Shares             26,316             The Third Option Period
The Fourth Option Shares            26,316             The Fourth Option Period

2.3 The service by either party on the other of a notice exercising any of its Options hereunder shall automatically terminate and extinguish the right of the other party to exercise his Option in respect of the same parcel of shares.

3    Adjustments necessary to Option Shares

If any right of set off to which GA is entitled under the Stock Purchase Agreement is exercised by GA against the Option Shares or any of them or for any other reason the number of shares being issued by GA shall be less than the number shown in the Schedule below then the rights granted by clauses 2.1 and
2.2 of this agreement shall operate on such reduced number of shares and the number of HLM Shares to be issued in exchange by HLM shall be reduced proportionately

4    Completion

4.1  The Options shall be completed on their respective Completion Dates.

4.2 On the relevant Completion Date the Shareholder shall hand to HLM his share certificate(s) together with a duly executed transfer of the relevant Option Shares and HLM shall hand the Shareholder the share certificate in his name for the relevant number of shares in HLM to which he is then entitled.

5    Ownership and Title to GA Shares

5.1  The Shareholder shall transfer the Option Shares on the Transfer Terms.

5.2  In relation to the Option Shares the Shareholder undertakes not to:

     5.2.1 dispose of any legal or beneficial interest in them nor grant any option over them

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     5.2.2 create or allow to be created any encumbrance over them.

6    Securities Laws Matters

6.1 The Shareholder acknowledges that the securities of HLM issuable in the future to the Shareholder upon any conversion of or exchange for the Option Shares (the said securities together with the options and/or warrants to purchase Securities of HLM issued to the Seller in connection with the closing of the Stock Purchase Agreement and the Securities of HLM underlying such options and/or warrants being collectively referred to as the "Securities") have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or under any other applicable securities laws, and may not be offered or sold, and in the case of options and warrants, exercised, in the United States, its territories and possessions or offered and sold to, and in the case of options and warrants, exercised by or on behalf of, "US Persons", as defined in Rule 902(k) of Regulation S (Rule 901 through Rule 905, and Preliminary Notes) promulgated by the U.S. Securities and Exchange Commission under the Securities Act ("Regulation S"), unless such sale or exercise, as the case may be, is in accordance with the provisions of Regulation S or unless the Securities are registered under the Securities Act and any other such other applicable securities laws, or an exemption from the registration requirements of the Securities Act and any such other applicable securities laws is available. Further, such Securities shall be subject to other agreements including but not limited to the Stockholders Agreement referred to in clause 1 hereof, restricting their transferability and setting forth certain other restrictions.

6.2  The Shareholder certifies, represents and warrants that the Shareholder

     6.2.1 Is not a US Person because he is not a citizen of the United States and his residence and principal place of work is located in the United Kingdom,

     6.2.2 Is not acquiring the Securities for the account or benefit of any US Person,

     6.2.3 Was outside of the United States when the offer of the Securities was made to him and

     6.2.4 is outside of the United States at the time of entering into this Agreement.

6.3  The Shareholder represents and warrants that:-

     6.3.1 He is well versed in financial matters and has such knowledge and experience in financial and business matters and that he is fully capable of understanding the merits and risks of the investment being made in the Securities and the risks involved in connection therewith; and

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

     6.3.2 He is acting herein for his own account and is acquiring these Securities for investment without a view to the resale or other distribution thereof. The Shareholder is financially able to hold the Securities for long term investment, believes that the nature and amount of the Securities to be acquired hereunder is consistent with his overall investment programme and financial position, and recognises that there are substantial risks involved in an investment in the Securities; and

     6.3.3 He has received and reviewed the prospectus dated June 12, 1998 relating to the initial public offering of the Common Stock of HLM, its annual report on Form 10-K for the fiscal years ended April 28, 2000 and April 27, 2001.

6.4  The Shareholder acknowledges and agrees that

     6.4.1 he shall only offer and resell, or in the case of options or warrants, exercise, the Securities pursuant to registration under the Securities Act and under any other applicable securities laws, or in accordance with the provisions of Regulation S and/or pursuant to an available exemption from such registration requirements, as established through the delivery of evidence satisfactory to HLM, including, if requested, the delivery of an opinion of counsel (such opinion and counsel each being satisfactory to HLM), to the effect that such registration is not required,

     6.4.2 he shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act and

     6.4.3 a legend substantially similar to the following will be placed on the certificates representing the Securities:

           THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED EXCEPT PURSUANT TO REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND UNDER ANY OTHER APPLICABLE SECURITIES LAWS, OR UPON THE DELIVERY OF EVIDENCE SATISFACTORY TO THE ISSUER HEREOF, INCLUDING, IF REQUESTED, THE DELIVERY OF AN OPINION OF COUNSEL SUCH OPINION AND COUNSEL EACH BEING SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED BECAUSE SUCH TRANFER IS PURSUANT TO AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND/OR SUCH TRANSFER IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S

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           PROMULGATED UNDER THE SECURITIES ACT.

           HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

6.5 The Parties hereby acknowledge and agree that HLM will refuse to register, any transfer, and in the case of options and warrants, to allow the exercise of, and shall cause the transfer agent for the HLM Common Stock to refuse to register any transfer, or in the case of options and warrants, to allow the exercise of, the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration.

7    Other Requirements

Prior to delivery of the first instalment of HLM Stock the Shareholder shall be required to execute

7.1 The then current form of HLM Stockholders' Agreement, which shall be substantially in the form attached hereto as Exhibit 1 which Stockholders' Agreement shall be applicable to all of the Shareholder's HLM Stock; and

7.2 a Registration Rights Agreement, which shall be substantially in the form attached hereto as Exhibit 2.

8    Reservation of Shares

HLM shall reserve on its books sufficient shares of the HLM Stock required to satisfy all the Stock to be issued by HLM under this Option Agreement.

9    Further Assurance

HLM and the Shareholder will enter into and execute such documentation and deeds as may be necessary to give full force and effect to the Options.

10   Notices

Any notice or direction required or permitted to be given under this Agreement shall be in writing and shall be sent to the Shareholder's usual residential address or to such other address in England as he may designate by notice to the other parties in accordance with this Clause 10 and in the case of the Vendor be sent to its registered office from time to time. Any such notice or direction shall be delivered personally or sent in a pre-paid letter by the [recorded delivery] service and shall be deemed to have been served if by delivery when delivered and if by [recorded delivery] 48 hours after posting.

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

11   General

11.1 This Agreement may not be assigned in whole or in part. It is binding upon the Shareholder his personal representatives and other successors.

11.2 The clause headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

11.3 This Agreement shall be governed by, construed and interpreted in accordance with English law and the parties submit to the jurisdiction of the English Court. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

11.4 The parties agree that this Agreement constitutes the complete and exclusive statement of the Agreement between them, and supersedes all agreements, understandings, proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement, provided that nothing in this Agreement shall be construed as excluding liability for fraudulent misrepresentation.

                                    SCHEDULE

                    Intended Date of Issue                       No. of Shares in GA
     --------------------------------------------------    ----------------------------------
     First Anniversary of the Stock Purchase Agreement     1,200 ("the First Option Shares")
     Second Anniversary of the Stock Purchase Agreement    1,200 ("the Second Option Shares")
     Third Anniversary of the Stock Purchase Agreement     1,200 ("the Third Option Shares")
     Fourth Anniversary of the Stock Purchase Agreement    1,200 ("the Fourth Option Shares")

IN WITNESS whereof the parties have entered into this Agreement the day and year first before written

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

EXECUTED and DELIVERED as a DEED by         /s/ Christopher Liddle
CHRISTOPHER DUNBAR LITTLE
in the presence of:


Witness's Signature:

Witness's Name:         /s/ John Peacock

Witness's Address:          94 High Street
                            Wimbledon
                            London SW19

                                                Signed as a deed by
                                                HLM DESIGNS, INC.

ATTEST


                                                By: /s/ Joseph Harris
                                                        President

/s/ Beverly Bertram Timm
    Secretary

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